UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2016

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

14055117.1 (1/27/2016 4:33 PM)

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Employment Agreement with Peter Holst

On January 28, 2016, Glowpoint, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with Peter Holst, the Company’s Chief Executive Officer. The Amended and Restated Employment Agreement amends and restates Mr. Holst’s previous employment agreement with the Company dated January 13, 2013 (the “Previous Employment Agreement”).

The Amended and Restated Employment Agreement amends certain termination, non-competition, and other provisions of the Previous Employment Agreement. Pursuant to the Amended and Restated Employment Agreement, upon the Company’s termination of Mr. Holst without cause, the Company is required to pay severance to Mr. Holst equal to twelve months of his base salary plus 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs. Additionally, pursuant to the Amended and Restated Employment, if Mr. Holst is terminated within eighteen months of a “change in control” event (as defined in the Amended and Restated Employment Agreement), the Company must pay Mr. Holst an amount equal to twenty-four months of his base salary, 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs and the pro-rated portion of Mr. Holst’s maximum annual target bonus amount for the calendar year in which the effective date of termination occurs. The Amended and Restated Employment Agreement also increases Mr. Holst’s non-competition agreement from six months to twelve months.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to David Clark’s Employment Agreement

On January 28, 2016, the Company entered into a First Amendment to Employment Agreement (the “Amendment”) with David Clark, the Company’s Chief Financial Officer. The Amendment modifies certain provisions of Mr. Clark’s Employment Agreement dated March 25, 2013 (the “Employment Agreement”).

Pursuant to the Amendment, upon the Company’s termination of Mr. Clark without cause, the Company is required to pay severance to Mr. Clark in an amount equal to six months of his base salary. Additionally, the Amendment provides that if Mr. Clark is terminated within eighteen months following a “change in control” event (as defined in the Amendment), the Company must pay severance to Mr. Clark in an amount equal to eighteen months of his base salary, 100% of his maximum annual target bonus amount for the calendar year in which the termination occurs and the pro-rated portion of his maximum annual target bonus amount for the calendar year in which the effective date of termination occurs. Except as modified or supplement by the Amendment, all other terms of the Employment Agreement remain unmodified and in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Glowpoint, Inc. and Peter Holst dated January 28, 2016.
10.2	First Amendment to Employment Agreement by and between Glowpoint, Inc. and David Clark dated January 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2016

GLOWPOINT, INC.

	By:	/s/ David C. Clark
David Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Glowpoint, Inc. and Peter Holst dated January 28, 2016.
10.2	First Amendment to Employment Agreement by and between Glowpoint, Inc. and David Clark dated January 28, 2016.